Exhibit 99.1

                Zumiez Inc. Reports September 2007 Sales Results

              September 2007 Comparable Store Sales Increased 13.9%

                   Net Sales Increased 11.8% to $32.1 Million

     EVERETT, Wash.--(BUSINESS WIRE)--Oct. 10, 2007--Zumiez Inc. (NASDAQ: ZUMZ) a leading specialty retailer of action sports related apparel, footwear, equipment and accessories, today announced the company's comparable store sales increased 13.9% for the five-week period ended October 6, 2007, versus a comparable store sales increase of 14.9% in the year ago period ended September 30, 2006. Total net sales for the five-week period ended October 6, 2007 increased 11.8% to $32.1 million, compared to $28.7 million for the five-week period ended September 30, 2006.

     To hear the Zumiez prerecorded September sales message, please dial (877) 519-4471 or (973) 341-3080, followed by the conference identification number #6130350.

     About Zumiez Inc.

     Zumiez is a leading specialty retailer of action sports related apparel, footwear, equipment and accessories. Our stores cater to young men and women between ages 12-24, focusing on skateboarding, surfing, snowboarding, motocross and BMX. We currently operate 275 stores, which are primarily located in shopping malls and our web site address is www.zumiez.com.


     CONTACT: Zumiez Inc.
              Trevor Lang, 425-551-1500 ext. 1564
              Chief Financial Officer
              or
              Investors:
              Integrated Corporate Relations
              David Griffith/Chad Jacobs
              203-682-8200